EMPLOYMENT AGREEMENT


     This Employment Agreement is made and entered into as of May 1, 1997, by and between McHenry Metals, Inc., an Illinois corporation, herein referred to as "McHenry" and Harry Edward Langert, herein referred to as "Langert".

                     ARTICLE 1.  TERM OF EMPLOYMENT

     Section 1.01 McHenry hereby employs Langert and Langert hereby accepts employment with McHenry for a period of one year beginning on May 1, 1997 and terminating on April 30, 1998.

     Section 1.02 This agreement shall be renewed automatically for succeeding terms of one year unless either party gives notice to the other at least sixty (60) days prior to the expiration of any term of his or its intention not to renew.

     Section 1.03 As used herein, the phrase "employment term" refers to the entire period of employment of Langert by McHenry hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between the parties.

             ARTICLE 2.  DUTIES AND OBLIGATIONS OF EMPLOYEE

     Section 2.01 Langert shall serve as Senior Vice President of Sales for McHenry. In his capacity, Langert shall do and perform all services, acts, or things necessary or advisable to fulfill such duties as shall be determined by the Executive Committee of McHenry consistent with his professional skills and abilities, including development and implementation of domestic and "inside" sales programs, recruitment and training of personnel, production and supervision of sales forecasts, budgets, and programs in regards thereto, subject at all times to policies set by McHenry's Board of Directors or Executive Committee.

     Section 2.02   (a)     Langert shall devote his entire productive time,
ability, and attention to the business of McHenry during the term of this contract.

                    (b) Langert shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of McHenry's Board of Directors or Executive Committee. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this agreement if those activities do not materially interfere with the services required under this agreement and shall not require the prior written consent of Employer's Board of Directors or Executive Committee.


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                    (c)     This agreement shall not be interpreted to
prohibit Langert from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this agreement. However, Langert shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of McHenry.

     Section 2.03 During the term of this contract, Langert shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officers, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of McHenry.

     Section 2.04 Langert hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Langert therefore expressly agrees that McHenry, in addition to any other rights or remedies that McHenry may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Langert.

     Section 2.05   (a)     The parties acknowledge and agree that during
the term of this agreement and in the course of the discharge of his duties hereunder, Langert shall have access to and become acquainted with information concerning the operation and processes of McHenry including without limitation, financial, personnel, sales, scientific, and other information that is owned by McHenry and regularly used in the operation of McHenry's business, and that such information constitutes McHenry's trade secrets.

                    (b) Langert specifically agrees that he shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of his employment hereunder.

                    (c) Langert acknowledges and agrees that the sale or unauthorized use or disclosure of any of McHenry's trade secrets obtained by Langert during the course of his employment under this agreement, including information concerning McHenry's current or any future and proposed work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Employee promises and agrees not to engage in any unfair competition with McHenry, either during the term of this agreement or at any other time thereafter.

                    (d) Langert further agrees that all files, records, documents, drawings, specifications, equipment, and similar items relating to McHenry's business, whether prepared by Langert or others, are and shall remain exclusively the property of McHenry and that they shall not be removed from the premises of McHenry.


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                   ARTICLE 3.  OBLIGATIONS OF EMPLOYER

     Section 3.01 McHenry shall provide Langert with the compensation, incentives, benefits, and business expense reimbursement specified herein.

     Section 3.02 McHenry shall provide Langert with a private office, stenographic help, office equipment, supplies, and other facilities and services, suitable to Langert's position and adequate for the performance of his duties.

     Section 3.03 McHenry shall indemnify Langert for all losses sustained by Langert in direct consequence of the discharge of his duties on McHenry's behalf.

                  ARTICLE 4.  COMPENSATION OF EMPLOYEE

     Section 4.01   (a)     As compensation for his services to be performed
hereunder, Langert shall receive a salary at the rate of $5,000 until August 31, 1997, and thereafter at the rate of $8,500 per month, payable not less than once each month, on or before the 30th day of each month.

                    (b) Langert shall receive such annual increases in salary as may be determined by McHenry's Board of Directors or Executive Committee.

     Section 4.02   (a)     As additional compensation for services
contemplated herein, Langert shall be entitled to a commission of two percent (2%) of the net sales price of all merchandise sold under contracts procured by him during the term of this Agreement on direct sales on corporate sales to domestic companies not engaged in wholesale or retail sales of golf clubs, and on direct sales to military installations, e.g. PX's and military operated golf facilities.

                    (b) Langert shall not be entitled to commissions on sales made under contracts procured by Langert which sales are made after expiration of this Agreement or termination in any other manner.

                      ARTICLE 5.  EMPLOYEE BENEFITS

     Section 5.01 Langert shall be entitled to 10 vacation days each year accrued prorata bimonthly in accordance with McHenry's Employee Policy Manual. Langert may be absent from his employment for vacation only at such times as McHenry's Senior Vice President shall determine from time to time. In the event Langert is unable for any reason to take the total amount of vacation time authorized during any year, he may accrue that time and carry unused time forward to the next benefit year, provided that the total amount of accrued and unused vacation benefits shall not exceed a total of 15 days at any time. Vacation compensation shall be paid at his base rate at the time taken. No vacation pay will be paid for unused vacation time while employed. Upon termination of employment he will be paid for any unused vacation time accrued through the last day of employment.


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     Section 5.02   Langert shall be entitled to 5 days per year as sick
leave accrued prorata monthly compensated at his base pay rate in accordance with McHenry's Employee Policy Manual. Unused sick leave shall not be accumulated beyond 5 days. Sick leave benefits will not be paid if not used.

     Section 5.03 McHenry agrees to include Langert in the coverage of its medical, major medical, hospital, dental, and eye care insurance when obtained by McHenry subject to eligibility.

                      ARTICLE 6.  BUSINESS EXPENSES

     Section 6.01   (a)     McHenry shall promptly reimburse Langert for all
reasonable business expenses incurred by Langert in connection with the business of McHenry.

                    (b) Each such expenditure shall be reimbursable only if it is of a nature qualifying it as a proper deduction on the federal and state income tax return of McHenry.

                    (c) Each such expenditure shall be reimbursable only if Langert furnishes to McHenry adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

     Section 6.02 In the event that any expenses paid for Langert or any reimbursement of expenses paid to Langert shall, on audit or other examination of McHenry's income tax returns, be determined not to be allowable deductions from McHenry's gross income, and in the further event that this determination shall be acceded to by McHenry or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Langert shall repay to McHenry the full amount of the disallowed expenses.

                  ARTICLE 7.  TERMINATION OF EMPLOYMENT

     Section 7.01   (a)     McHenry reserves the right to terminate this
agreement if Langert wilfully breaches or habitually neglects the duties which he is required to perform under the terms of this agreement; or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.

                    (b) McHenry may at its option terminate this agreement for the reasons stated in this Section by giving written notice of termination to Langert without prejudice to any other remedy to which McHenry may entitled either at law, in equity, or under this agreement.

                    (c) The notice of termination required by this section shall specify the ground for the termination and shall be supported by a statement of all relevant facts.


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                    (d)     Termination under this section shall be
considered "for cause" for the purposes of this agreement.

     Section 7.02   (a)     This agreement shall be terminated upon the
death of Langert.

                    (b) McHenry reserves the right to terminate this agreement not less than three months after Langert suffers any physical or mental disability that would prevent the performance of his duties under this agreement. Such a termination shall be effected by giving 10 days' written notice of termination to Langert.

                    (c) Termination under this section shall not be considered "for cause" for the purposes of this agreement.

     Section 7.03   (a)     This agreement shall be terminated by any
voluntary or involuntary dissolution of McHenry resulting from either a merger or consolidation in which McHenry is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of McHenry.

                    (b) Termination under this section shall not be considered "for cause" for the purposes of this agreement.

     Section 7.04 Notwithstanding any provision of this agreement, if McHenry terminates this agreement without cause, it shall pay Langert an amount equal to three (3) months' salary at the then current rate of compensation.

                     ARTICLE 8.  GENERAL PROVISIONS

     Section 8.01 Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notice shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

     Section 8.02   (a)     Any controversy between McHenry and Langert
involving the construction or application of any of the terms, provisions, or conditions of this agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

                    (b) McHenry and Langert shall each appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall select a third impartial arbitrator whose decision shall be final and conclusive upon both parties.

                    (c) The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.


     Section 8.03 If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.


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     Section 8.04   This agreement supersedes any and all other agreements,
either oral or in writing, between the parties hereto with respect to the employment of Langert by McHenry and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

     Section 8.05 Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

     Section 8.06 The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     Section 8.07 If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

     Section 8.08 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     Executed at Carlsbad, California, as of the day and year first above appearing.

EMPLOYER                         EMPLOYEE

McHENRY METALS, INC.

     /s/ Gary V. Adams                  /s/ Harry Edward Langert
By: __________________________________ ______________________________
                                       HARRY EDWARD LANGERT
                                       79045 Riverrock
                                       La Quinta, CA 92253




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                ADDENDUM TO EMPLOYMENT AGREEMENT

     This Addendum is made to that certain Employment Agreement dated as of May 1, 1997 (herein the "Agreement"), by and between McHenry Metals Golf Corp. (hereinafter "McHenry"), and Harry Edward Langert (hereinafter "Langert"), and all parties further agree as follows:

Section 2.01.1 Langert shall in addition serve as manager of international sales for McHenry. In such capacity, Langert shall, subject to approval of the Executive Committee of McHenry, recruit and appoint international distributors and consistent with his professional skill and abilities, do and perform all services, acts, or things necessary in connection therewith, including development and implementation of international sales programs, production and supervision of international sales forecasts, budgets, and programs in regards thereto.

Section 2.02(b)(1) Consent is given to act as consultant to Jane Langert in the sale and manufacturing of the "seemore" putter provided such activity does not materially interfere with the service required under this Agreement.

Section 4.02(a)1 Notwithstanding the provisions of Section 4.02(a) of the Agreement, Langert shall not be entitled to commissions in direct sales to military installations.

Section 4.03 As additional compensation for services completed herein, Langert shall be entitled to a commission of two (2) percent of the net sales price sold through international distributors established by Langert during the term of the Agreement. Such commissions shall not become due until payment has been received from the respective distributors. Accrued commissions, adjusted for returns, shall be paid quarterly thirty (30) days after the end of each calendar quarter. Such commissions shall be limited in each year of the term of this Agreement to an amount, together with all other salary or cash bonuses paid to Langert in such year, shall not exceed $200,000.

Section 4.03.1 International sales as used herein shall be deemed to be sales to distributors or dealers located without the United States, its possessions, and the provinces of Canada for sale or resale without the United States, its possessions and the provinces of Canada. Such sales shall not include direct sales of products by McHenry to golf professionals or for promotional purposes.

Section 8.09 Except as expressly changed or modified hereby, the remaining terms of the Agreement are hereby ratified and confirmed.

     Executed at Carlsbad, California, this 5th day of March, 1998.

MCHENRY                                 LANGERT
McHenry Metals Golf Corp.

      /s/ Gary V. Adams                   /s/ Harry Edward Langert
By:___________________________          ______________________________
                                        Harry Edward Langert